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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT

                                                                      STATE OF                           PERCENTAGE
                   COMPANY NAME                                    INCORPORATION       TAX I.D.          OWNERSHIP
                   ------------                                    -------------       --------          ---------
          Citizens Insurance Company of America                       Colorado         84-0583103        100% Direct

          Insurance Investors, Inc.                                   Texas            74-1458561        100% Indirect

          Computing Technology, Inc.                                  Colorado         84-1037266        100% Indirect

          Funeral Homes of America, Inc.                              Louisiana        72-1148400        100% Indirect

          Combined Underwriters Life Insurance Company                Texas            75-0892859        100% Indirect

          Lifeline Underwriters Life Insurance Company                Texas            75-2004206        100% Indirect

          Excalibur Insurance Corporation                             Illinois         37-1357477        100% Indirect


          Central Investors Life Insurance Company of Illinois        Illinois         37-0862705        100% Indirect

          First Alliance Corporation                                  Kentucky         61-1242009        100% Direct